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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                                  May 10, 1998


                            Baker Hughes Incorporated
               (Exact name of registrant as specified in charter)




          Delaware                     1-9397                  76-0207995
(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)             File Number)           Identification No.)



      3900 Essex Lane, Houston, Texas                77027
 (Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code:(713)439-8600







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     Item 5.  Other Events.

Merger Agreement

         On May 10, 1998, Baker Hughes Incorporated, a Delaware corporation ("Baker Hughes"), Western Atlas Inc., a Delaware corporation ("Western Atlas"), and Baker Hughes Delaware I, Inc., a Delaware corporation and wholly owned subsidiary of Baker Hughes ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), whereby, subject to the conditions stated therein, Merger Sub will merge (the "Merger") with and into Western Atlas, and Western Atlas, as the surviving corporation, would become a wholly owned subsidiary of Baker Hughes. In the Merger, each share of the common stock of Western Atlas, $1.00 par value per share (the "Western Atlas Common Stock"), outstanding immediately prior to the effective time of the Merger will be converted automatically into the right to receive a number of shares of the common stock of Baker Hughes, $1.00 par value per share (the "Baker Hughes Common Stock"), equal to the Exchange Ratio (defined below in this Item 5).

         The "Exchange Ratio" will be 2.4 if the Baker Hughes Share Price (defined below in this Item 5) is greater than or equal to $38.25 and less than or equal to $42.75. If the Baker Hughes Share Price is greater than $42.75 and less than or equal to $44.75, the Exchange Ratio adjusts to maintain the value (based on the Baker Hughes Share Price) of the Baker Hughes Common Stock issued for each share of Western Atlas Common Stock at $102.60 and is equal to that fraction, rounded to the nearest thousandth, or if there shall not be a nearest thousandth, to the next lower thousandth, equal to the quotient obtained by dividing $102.60 by the Baker Hughes Share Price. If the Baker Hughes Share Price exceeds $44.75, the Exchange Ratio is fixed at 2.293. If the Baker Hughes Share Price is greater than or equal to $35.00 and less than $38.25, the Exchange Ratio adjusts to maintain the value of the Baker Hughes Common Stock issued for each share of Western Atlas Common Stock at $91.80 and is equal to that fraction, rounded to the nearest thousandth, or if there shall not be a nearest thousandth, to the next higher thousandth, equal to the quotient obtained by dividing $91.80 by the Baker Hughes Share Price. If the Baker Hughes Share price is below $35.00, the Exchange Ratio is fixed at 2.623, and Western Atlas has the option to terminate the Merger Agreement unless Baker Hughes elects to issue additional shares of Baker Hughes Common Stock to maintain the value of the Baker Hughes Common Stock issued for each share of Western Atlas Common Stock at $91.80 by causing the Exchange Ratio to equal that fraction, rounded to the nearest thousandth, or if there shall not be a nearest thousandth, to the next higher thousandth, equal to the quotient obtained by dividing $91.80 by the Baker Hughes Share Price. The "Baker Hughes Share Price" is the average of the per share closing prices of Baker Hughes Common Stack on the New York Stock Exchange, Inc. ("NYSE") for the 20 consecutive trading days ending on the fifth trading day prior to the closing date of the Merger appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions.


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         Based upon the capitalization of Baker Hughes and Western Atlas as of
May 8, 1998 and an Exchange Ratio of 2.4, stockholders of Western Atlas would receive in the Merger approximately 131 million shares of Baker Hughes Common Stock, which would represent approximately 44% of the outstanding Baker Hughes Common Stock immediately after the Merger.

         The closing of the Merger will occur on the first business day immediately following the day on which all of the conditions to the Merger contained in the Merger Agreement have been satisfied or waived or on such other date as Baker Hughes and Western Atlas may agree. The closing of the Merger is conditioned upon approval of the stockholders of both Baker Hughes and Western Atlas as well as the receipt of all applicable regulatory approvals, including the expiration or termination of the waiting period prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions all as further described in the Merger Agreement.

Stock Option Agreements

         General. In connection with, and as an inducement to, the execution and delivery of the Merger Agreement, Baker Hughes and Western Atlas entered into the following agreements (collectively, the "Stock Option Agreements"):

(i) a stock option agreement pursuant to which Baker Hughes granted to Western Atlas an option to purchase up to 33,772,146 shares of Baker Hughes Common Stock (or such number of shares of Baker Hughes Common Stock as represents 19.9% of the then outstanding shares of Baker Hughes Common Stock) at a price per share of $41.125 (the last sales price of the Baker Hughes Common Stock on the NYSE on May 8, 1998); and

(ii) a stock option agreement pursuant to which Western Atlas granted to Baker Hughes an option to purchase up to 10,905,763 shares of Western Atlas Common Stock (or such number of shares of Western Atlas Common Stock as represents 19.9% of the then outstanding shares of Western Atlas Common Stock) at a price per share equal to the lessor of
         (a) $98.70 ($41.125 multiplied by 2.4) and (b) the Exchange Ratio multiplied by the closing price of Baker Hughes Common Stock on the date of exercise of the option.



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         Profit Limitation. The Stock Option Agreements limit the amount of profit that the grantee may be deemed to have received with respect to the option (which includes the amount of any termination fee paid or payable to the grantee) to $50 million (or $200 million if the condition to the payment of the additional $150 million fee pursuant to the Merger Agreement has been satisfied).

         For further information with respect to the options, reference is made to Exhibits 2.2 and 2.3 filed herewith.

                                      ****

         The Merger Agreement and the Stock Option Agreements are filed herewith as Exhibits 2.1, 2.2 and 2.3, respectively, and incorporated herein by this reference. Any summary of the agreements and transactions described in this Current Report are qualified in their entirety by the specific language of the Merger Agreement and the Stock Option Agreements.

     Item 7.  Financial Statements and Exhibits

              The following exhibits are filed herewith:

              2.1 Agreement and Plan of Merger dated as of May 10, 1998, among Baker Hughes, Merger Sub and Western Atlas

              2.2 Stock Option Agreement dated as of May 10, 1998 between Baker Hughes, as issuer, and Western Atlas, as grantee

              2.3 Stock Option Agreement dated as of May 10, 1998, between Western Atlas, as issuer, and Baker Hughes, as grantee



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BAKER HUGHES INCORPORATED




Date:  May 20, 1998                     By: /s/ Lawrence O'Donnell, III
                                           -------------------------------------
                                           Lawrence O'Donnell, III
                                           Vice President and
                                           General Counsel





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                               INDEX TO EXHIBITS


          EXHIBIT
          NUMBER      DESCRIPTION
          -------     -----------
              2.1     Agreement and Plan of Merger dated as of May 10, 1998,
                      among Baker Hughes, Merger Sub and Western Atlas

              2.2     Stock Option Agreement dated as of May 10, 1998 between
                      Baker Hughes, as issuer, and Western Atlas, as grantee

              2.3     Stock Option Agreement dated as of May 10, 1998, between
                      Western Atlas, as issuer, and Baker Hughes, as grantee